Historical Revenue by Segment

	Q3'03	% of Total	Q2'03	% of Total	Q1'03	% of Total	Q4 '02	% of Total	Q3 '02	% of Total	Q2 '02	% of Total	Q1 '02	% of Total
McAfee Security	157,017	69%	147,515	68%	149,479	68%	173,526	64%	161,040	64%	169,626	64%	169,721	66%
- Enterprise	108,634	48%	107,517	49%	122,829	56%	130,646	48%	116,185	46%	130,730	49%	132,528	52%
- Consumer	48,383	21%	39,998	19%	26,650	12%	42,880	16%	44,855	18%	38,896	15%	37,193	14%
Sniffer	47,503	21%	49,921	23%	48,679	22%	71,169	26%	66,934	26%	65,939	25%	61,045	24%
Magic	14,376	6%	16,199	7%	15,222	7%	17,761	7%	18,236	7%	18,218	7%	14,138	6%
IntruShield	5,441	3%	910	0%	-	0%	-	0%	-	0%	-	0%	-	0%
NAI Labs	2,517	1%	3,433	2%	3,722	2%	4,154	2%	4,618	2%	4,083	2%	4,419	2%
PGP	-	0%	308	0%	1,339	1%	2,915	1%	3,602	1%	5,575	2%	6,325	2%
NAI	226,854	100%	218,286	100%	218,441	100%	269,525	100%	254,430	100%	263,441	100%	255,648	100%

Historical actual adjusted for restatement